Exhibit 99.1

Real Estate Private Equity Fund Investment December 2012 ©2012 NorthStar Realty Finance Corp.

1 Safe Harbor This presentation contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about future results, projected yields, rates of return and performance, projected cash and profits earned from investments, expected and weighted average return on equity, market and industry trends, investment opportunities, business conditions and other matters, including, among other things: the scalability of our investment platform; the size and timing of offerings or capital raises and actual management fee income derived from, our two non-traded REITs; the ability to opportunistically participate in commercial real estate refinancings; the projected returns on, and cash earned from, investments funded by drawings from our credit facilities and securities offerings; whether the Company’s real estate private equity fund investment closes on the terms anticipated, if at all, and the timing of any such closing as well as whether the underlying funds perform as anticipated including the ability to generate positive IRRs. Factors that could cause actual results to differ materially from NorthStar's expectations include, but are not limited to, those described in the documents NorthStar has filed with the United States Securities and Exchange Commission as well as the possibility that (1) the NAV as of June 30, 2012 does not necessarily reflect the fair value of the Fund Interests on such date and the current fair value could be materially different, (2) the actual amount of future capital commitments underlying all of the Fund Interests that will be called and funded by the NorthStar Entities could vary materially from NorthStar’s expectations, (3) the transaction may not close at the time or on the terms anticipated, if at all, (4) the NorthStar Entities may be unable to satisfy the various conditions to closing of the transaction, including obtaining consents outside of their control, and certain general partners of the Funds may exercise rights of first refusal to purchase Fund Interests, consequently the size of the transaction could vary significantly from NorthStar’s expectations and (5) because, among other matters, the sponsors of the private equity funds, rather than the NorthStar Entities, will control the investments in those funds, the NorthStar Entities could lose some or all of their investment. Forward-looking statements concern future circumstances and results and other statements that are not historical facts and are sometimes identified by the words “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. The forward-looking statements involve a number of significant risks and uncertainties. A number of factors, including those factors set forth under the section entitled “Risk Factors” in the Annual Report on Form 10-K for the year ended December 31, 2011 of NorthStar Realty Finance Corp. (the “Company”), could cause the Company’s actual results, performance, achievements or industry results to be materially different from any future results, performance and achievements expressed or implied by these forward-looking statements. Additional information concerning factors that could cause actual results to materially differ from those in the forward-looking statements is contained in the Securities and Exchange Commission filings of the Company. The Company does not guarantee that the assumptions underlying such forward-looking statements are free from errors. The Company undertakes no obligation to publicly update any information whether as a result of new information, future events, or otherwise, except as may be required by applicable securities laws. This presentation is for informational purposes only and does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company.

Acquisition – Overview

Interests Acquired	LP interests in 51 real estate private equity funds, managed by top institutional quality sponsors (the "Funds")
Structure	Joint venture ("JV") with NorthStar[1] having a priority return
NAV of Funds	Approximately $765 million[2]
Purchase Price of Fund Interests	Approximately $390 million
Distributions	NorthStar receives 85% of all cash distributions from the Funds until NorthStar has received a 1.5x multiple on its invested capital -Distributions thereafter go 15% to NorthStar and 85% to seller until seller has received a return of its then remaining invested capital -Distributions thereafter go 51% to NorthStar and 49% to seller
Funding	$275 million: NRF - available cash $115 million: NRF's non-traded REIT - available cash

(1) "NorthStar" includes NorthStar Realty Finance Corp. ("NRF") and NorthStar Real Estate Income Trust, Inc., NRF's sponsored non-traded REIT

(2) As reported by Funds at 6/30/12

©2012 NorthStar Realty Finance Corp.

2

3 Represents IRR beginning from June 30, 2012 NAV ($765 million) and does not include potential capital calls from the Funds and returns on such capital. This chart is hypothetical and illustrative only. Actual returns and profits, if any, could be materially different and consolidated fund IRRs could be negative Assumes five year weighted average life and nine year total life of the investment Based upon 141 million shares and operating partnership units outstanding as of September 30, 2012 Acquisition – The Opportunity Considerable opportunity for long-term capital appreciation, dividend growth and diversification Potential Return Matrix on $275 million NRF Investment(1) Consolidated Fund IRRs from 6-30-12 NAVs(2) 0% 5% 10% 15% 20% Resulting NRF IRR 10% 14% 19% 25% 31% Resulting NRF Profit ($ in millions) $146 $166 $223 $295 $366 Resulting NRF Profit ($ per share)(3) $1.03 $1.18 $1.58 $2.09 $2.59 Priority returns and structure will enhance long-term IRR and resulting profits Represents ownership interest in high quality real estate private equity funds (1) (2) (3)

4 Acquisition – Structural Enhancement $765 $689 = 1.5x on NorthStar invested capital $0 NAV ($mm) 10% A 10% decline in current NAV ($76 million) and zero income earned from the Funds would result in NorthStar receiving a 1.5x multiple on its invested capital (1) Does not include potential capital calls from the Funds, including related impacts from changes in NAV and income earned from the Funds. Current Fund NAVs are predominantly at significant discounts to the cost basis of the underlying assets (1)

5 Acquisition – Downside Protection $765 $459 = 100% return of NorthStar invested capital $0 NAV ($mm) 40% Structured JV provides substantial downside protection for NorthStar A 40% decline in current NAV ($306 million) and zero income earned from the Funds would still allow NorthStar to recover 100% of invested capital (1) Does not include potential capital calls from the Funds, including related impacts from changes in NAV and income earned from the Funds. (1)

6 NRF Overview Investments through December 7, 2012 and pro forma for NRF’s full investment in the Real Estate PE Fund Investment. Equity invested based on cost. Total capital raised through November 30, 2012 since inception NRF is a diversified commercial real estate investment and asset management company NRF has deployed capital into CRE investment opportunities seeking to provide the most attractive risk adjusted returns NRF Invested Equity 2012 Year-to-Date(1) Additional fee stream from $550 million(2) of capital raised in non-traded REITs without substantial invested capital CRE Loans $104mm Other Commercial Real Estate Investments $604mm (1) (2)